EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE
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November 2, 2004

FOR MORE INFORMATION, CONTACT:
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John M. Lilly, Treasurer and Chief Financial Officer (413) 747-1465

Nasdaq Symbol - WBKC

                WESTBANK CORPORATION ANNOUNCES QUARTERLY EARNINGS
                          AND COMPLETION OF REFINANCING

West Springfield, MA -- Westbank Corporation (Nasdaq: WBKC) (the "Corporation") today reported quarterly net income of $452,000, representing $0.09 per share (diluted), while net income for the nine-month period ended September 30, 2004 totaled $3,482,000 or $0.72 per share (diluted). Net income for the third quarter of 2003 totaled $1,421,000 or $0.29 per share (diluted) and $4,429,000 or $0.93 per share (diluted) for the first nine months of 2003. The decrease in net income for the current quarter and nine-month period is primarily attributable to a write-down of $807,000 related to the redemption of the Corporation's prior trust preferred securities and a write-down of preferred stock deemed to be other than temporarily impaired in the amount of $583,000. In addition, the quarterly provision for loan losses was $150,000 for the three months ended September 30, 2004 versus a reversal of the provision for loan losses of $354,000 for the same period of 2003.

Excluding the write-down for the trust preferred security, gains and losses on loans and securities, and loan loss provisions, core earnings for the current quarter improved by $359,000 or 25% versus the third quarter of 2003.

"We are very pleased with the results of the refinancing of our trust preferred securities this past quarter," stated Donald R. Chase, President and CEO, "the results of which are expected to save the Corporation approximately $780,000 in interest expense annually based on current interest rates." The trust preferred securities are a hybrid debt financing. The Corporation issued an aggregate principal amount of $17,526,000 in junior subordinated deferrable interest debentures to two trust subsidiaries, which in turn each issued an aggregate principal amount of $8.5 million of capital securities to a pooled investment vehicle and an aggregate principal amount of $263,000 of common securities to the Corporation. The Corporation guarantees the payment of the capital securities and controls the trusts. The Corporation first issued trust preferred securities in September 1999 for capital purposes to facilitate its acquisition of the Connecticut division of the New London Trust Company. By refinancing in the current interest rate environment, the Corporation will realize significant savings in interest expense related to its trust preferred financing.

Net interest income improved to $5,682,000 for the quarter ended September 30, 2004, an increase of $511,000 versus the same quarter last year. This improvement was the result of a growth in earning assets. The Corporation's net interest margin for the quarter and nine months ended September 30, 2004 was 3.20% and 3.26% respectively.

Non-interest income for the three-month period ended September 30, 2004 totaled $489,000 versus $1,296,000 for the same quarter during 2003. This decrease in non-interest income in the current period was primarily due to net losses on the write-down of securities in the amount of $303,000 offset by a gain on sale of mortgages totaling $14,000 as compared to a gain on sale of securities and loans totaling $301,000 and $171,000 respectively for the quarter ended September 30, 2003. The net loss on securities of $303,000 in the current quarter includes gains on sale of securities of $280,000 that were offset by the impairment charge of $583,000 on preferred stock, as noted above.

WESTBANK CORPORATION ANNOUNCES QUARTERLY EARNINGS
AND COMPLETION OF REFINANCING

Page 2 of 2


Operating expenses for the quarter ended September 30, 2004 totaled $5,457,000 versus $4,544,000 for the quarter ended September 30, 2003. The increase in operating expenses is a direct result of the overall growth of the Corporation and the write-down of the issuance costs from the Corporation's initial trust preferred financing in 1999 totaling $807,000, which was required when these trust preferred securities were redeemed in this quarter and replaced with trust preferred securities bearing a lower interest rate, as described above.

As of September 30, 2004, assets totaled $749.5 million, an increase of $97.3 million or 15% from September 30, 2003. Investments increased by $93.6 million and total $248.8 million as of September 30, 2004, while loans totaled $435.2 million as of September 30, 2004. Deposits also showed significant growth, totaling $594.1 million as of September 30, 2004 as compared to $543.7 million at September 30, 2003.

Asset quality remains strong, with non-performing assets totaling $2,308,000, representing just 0.31% of total assets. During the quarter ended September 30, 2004, the Corporation's provision for loan losses was $150,000 and the allowance for loan losses to total loans was 1.00%.

Mr. Chase explained that, "As noted last quarter, the Corporation has seen an increase in commercial loan and commercial mortgage volume, and this has continued during the third quarter. Commercial volume increased by more than $22 million versus September 2003 or 13% and grew by another $10 million or 5% over the last three months. Moving into the fourth quarter, commercial loan and mortgage commitments total more than $45 million."

Stockholders' equity as of September 30, 2004 totaled $46,622,000, representing a book value of $9.93 per share. The results of the nine months ended September 30, 2004 represent a return on assets of 0.63% and a return on equity of 10.2%.

Westbank Corporation is the holding company for Westbank of West Springfield, Massachusetts, a commercial bank and trust company operating 18 banking offices in Massachusetts and Connecticut.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by it or on its behalf.

CONDENSED CONSOLIDATED BALANCE SHEETS
Westbank Corporation and Subsidiaries

September 30, (Unaudited)
(Dollar amounts in thousands)                                          2004                               2003
==================================================================================================================
ASSETS
Cash and due from banks
   Non-interest bearing                                             $   15,753                          $   17,001
   Interest bearing                                                        175                                  26
Federal funds sold                                                      19,610                               1,975
Securities held to maturity                                             63,259                                 276
Securities available for sale                                          185,571                             154,982
Loans                                             $  435,167                          $  450,247
   (Less) allowance for loan losses                    4,349                               4,714
------------------------------------------------------------------------------------------------------------------
Net loans                                                              430,818                             445,533
Bank premises and equipment                                              6,799                               6,707
Other real estate owned - net                                              706
Goodwill                                                                 8,837                               8,837
Intangible assets                                                          929
Investment in unconsolidated investees                                     526                                 526
Other assets                                                            16,543                              16,352
------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                        $  749,526                          $  652,215
==================================================================================================================


LIABILITIES AND EQUITY
Deposits
   Non-interest bearing                                             $   90,472                          $   80,342
   Interest bearing                                                    503,620                             463,311
------------------------------------------------------------------------------------------------------------------
      Total Deposits                                                   594,092                             543,653
Funds borrowed                                                          86,292                              41,305
Payable to Westbank Capital Trust I                                                                         17,526
Payable to Westbank Capital Trust II                                     8,763
Payable to Westbank Capital Trust III                                    8,763
Other liabilities                                                        4,994                               5,027
------------------------------------------------------------------------------------------------------------------
   Total Liabilities                                                   702,904                             607,511
------------------------------------------------------------------------------------------------------------------
Stockholders' Equity
   Common stock                                                          9,493                               9,047
   Unearned compensation -
      restricted stock award                                            (1,708)
   Additional paid in capital                                           20,426                              14,483
   Retained earnings                                                    19,486                              21,626
   Treasury stock                                                       (1,001)                             (1,990)
   Accumulated other comprehensive
      income (loss)                                                        (74)                              1,538
------------------------------------------------------------------------------------------------------------------
      Total Stockholders' Equity                                        46,622                              44,704
------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $  749,526                          $  652,215
==================================================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Westbank Corporation and Subsidiaries




September 30, (Unaudited)
(Dollar amounts in thousands,                            Quarter Ended                            Nine Months Ended
except per share data)                             2004                2003 (1)              2004                2003 (1)
==========================================================================================================================
Income:
   Interest and fees on loans                  $      6,140         $      6,962         $     18,448         $     21,876
   Interest on securities                             3,227                1,454                9,331                4,721
   Interest on federal funds sold                         8                   48                   17                  164
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Total interest income                                 9,375                8,464               27,796               26,761
Interest expense                                      3,693                3,293               10,850               10,725
--------------------------------------------------------------------------------------------------------------------------
Net interest income                                   5,682                5,171               16,946               16,036
Provision for (Recovery of) loan losses                 150                 (354)                 150                 (354)
--------------------------------------------------------------------------------------------------------------------------
Net interest income after provision                   5,532                5,525               16,796               16,390
--------------------------------------------------------------------------------------------------------------------------
Gain/(loss) on sale of securities
   available for sale                                  (303)                 301                  (76)                 564
Gain on sale of loans                                    14                  171                  441                  417
Other non-interest income                               778                  824                2,335                2,302
--------------------------------------------------------------------------------------------------------------------------
Total non-interest income                               489                1,296                2,700                3,283
--------------------------------------------------------------------------------------------------------------------------
Operating Expenses:
   Salaries and benefits                              2,644                2,502                7,807                7,315
   Other operating expenses                           2,426                1,663                5,506                4,431
   Occupancy - net                                      387                  379                1,233                1,189
--------------------------------------------------------------------------------------------------------------------------
Total operating expenses                              5,457                4,544               14,546               12,935
--------------------------------------------------------------------------------------------------------------------------
Income before income taxes                              564                2,277                4,950                6,738
Income taxes                                            112                  856                1,468                2,309
--------------------------------------------------------------------------------------------------------------------------
Net Income                                     $        452         $      1,421         $      3,482         $      4,429
==========================================================================================================================

Earnings per share
       - Basic                                 $       0.10         $       0.31         $       0.76         $       0.97
       - Diluted                               $       0.09         $       0.29         $       0.72         $       0.93
Weighted average shares outstanding
       - Basic                                    4,694,391            4,604,265            4,572,912            4,588,988
       - Diluted                                  4,958,002            4,848,606            4,834,356            4,777,570

(1) Share amounts and earnings per share are adjusted for the 5% stock dividend and distribution in May 2004.

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